Exhibit 99.1

Fabrinet Announces Fourth Quarter and Fiscal Year 2011 Financial Results

BANGKOK, Thailand – August 15, 2011 – Fabrinet (NYSE: FN), a provider of precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the fourth quarter and fiscal year ended June 24, 2011.

Fabrinet reported total revenue of $190.3 million for the fourth quarter of fiscal 2011, an increase of 21% compared to revenue of $157.4 million for the comparable period in fiscal 2010. GAAP net income in the fourth quarter was $16.7 million, or $0.48 per diluted share, an increase of 23% compared to GAAP net income of $13.6 million, or $0.43 per diluted share, in the fourth quarter of 2010. Non-GAAP net income in the fourth quarter was $17.5 million, or $0.50 per diluted share, an increase of 27% compared to non-GAAP net income of $13.7 million, or $0.44 per diluted share, in the fourth quarter of 2010.

For fiscal year 2011, Fabrinet reported total revenue of $743.6 million, an increase of 47% compared to revenue of $505.7 million for fiscal year 2010. GAAP net income in fiscal 2011 was $64.3 million, or $1.87 per diluted share, an increase of 45% compared to GAAP net income of $44.3 million, or $1.41 per diluted share in fiscal 2010. Non-GAAP net income in fiscal 2011 was $68.8 million, or $1.99 per diluted share, an increase of 53% compared to non-GAAP net income of $45.0 million, or $1.43 per share, in fiscal 2010.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “We are pleased to have achieved record fiscal year results, our 46th consecutive quarter of profitability and results which exceeded our guidance. Our customer relationships remain strong and we are witnessing robust levels of new project activity. The net result is that we have continuing confidence in our ability to penetrate these growing market opportunities, and to deliver profitable results.”

Business Outlook

Based on information available as of August 15, 2011, Fabrinet is issuing guidance for the first quarter of fiscal 2012 as follows:

The company expects first quarter revenue to be in the range of $173 million to $178 million. GAAP net income per share is expected to be in the range of $0.39 to $0.41 with expected non-GAAP net income per share of $0.41 to $0.43, based on approximately 34.5 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet fourth quarter and fiscal year 2011 financial results conference call
When:	Monday, August 15, 2011
Time:	5:00 p.m. ET
Live Call:	(866) 383-8108, domestic
(617) 597-5343, international
Passcode 81183910
Replay:	(888) 286-8010, domestic
(617) 801-6888, international Passcode 32425461
Webcast:	http://investor.fabrinet.com/ (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet provides precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and sub-systems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: http://www.fabrinet.com.

Safe Harbor

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995 This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the “Business Outlook” section relating to our forecasted operating results for the first quarter of fiscal year 2012. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and material processing markets; increasing competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a limited number of customers and suppliers; difficulties in accurately forecasting demand for our services; difficulties in managing our operating costs; difficulties in managing and operating our business in multiple countries (including in the U.S., Thailand and the People’s Republic of China) and other important factors as described in Fabrinet reports and documents filed from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections captioned “Risk Factors” in our quarterly report on Form 10-Q, filed on May 4, 2011 and our annual report on Form 10-K, filed on September 8, 2010. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes stock-based compensation expenses, executive separation costs and our costs in connection with our recent follow-on offering. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:	Media Contact:
Abhi Kanitkar	Pam Crowley
ICR, Inc.	Crowley Communications
(617) 956-6735	(408) 529-9655
ir@fabrinet.com	pamc@crowleypr.com

Fabrinet

Consolidated Balance Sheets

As of June 24, 2011 and June 25, 2010

(in thousands of U.S. dollars, except share data)	June 24, 2011	June 25, 2010
Assets
Current assets
Cash and cash equivalents	$127,282	$84,942
Receivable from initial public offering	—	26,319
Trade accounts receivable, net	117,705	101,514
Inventories, net	106,467	98,146
Investment in leases	448	12
Deferred income taxes	1,308	696
Deposit for land purchase	—	2,162
Prepaid expenses and other current assets	4,466	2,535

Total current assets	357,676	316,326

Non-current assets
Property, plant and equipment, net	75,410	57,651
Intangibles, net	892	1,220
Investment in leases	1,163	20
Deferred income taxes	1,953	1,626
Deposits and other non-current assets	681	582

Total non-current assets	80,099	61,099

Total assets	$437,775	$377,425

Liabilities and Shareholders’ Equity
Current liabilities
Long-term loans from banks, current portion	$4,398	$6,008
Trade accounts payable	92,563	102,977
Construction payable	2,475	—
Income tax payable	2,914	2,521
Accrued payroll, profit sharing and related expenses	7,677	3,895
Accrued expenses	3,986	3,567
Other payables	3,796	5,935

Total current liabilities	117,809	124,903

Non-current liabilities
Long-term loans from banks, non-current portion	11,979	14,377
Severance liabilities	4,478	3,456
Other non-current liabilities	1,982	2,526

Total non-current liabilities	18,439	20,359

Total liabilities	136,248	145,262

Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of June 24, 2011 and June 25, 2010, respectively)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 34,207,579 shares and 33,751,730 shares issued and outstanding as of June 24, 2011 and June 25, 2010, respectively)	342	337
Additional paid-in capital	59,816	54,786
Retained earnings	241,369	177,040

Total shareholders’ equity	301,527	232,163

Total Liabilities and Shareholders’ Equity	$437,775	$377,425

Fabrinet

Consolidated Statements of Operations

For the three and twelve months ended June 24, 2011 and June 25, 2010

	Three Months Ended		Twelve Months Ended
(in thousands of U.S. dollars)	June 24, 2011	June 25, 2010	June 24, 2011	June 25, 2010
Revenues
Revenues	$190,348	$128,005	$743,570	$424,548
Revenues, related party	—	29,406	—	81,164

Total revenues	190,348	157,411	743,570	505,712
Cost of revenues	(166,363)	(138,031)	(648,823)	(441,370)

Gross profit	23,985	19,380	94,747	64,342
Selling, general and administrative expenses	(6,512)	(4,227)	(24,806)	(16,192)

Operating income	17,473	15,153	69,941	48,150
Interest income	139	73	494	327
Interest expense	(75)	(103)	(357)	(500)
Foreign exchange (loss)/gain, net	(724)	91	(1,430)	(40)
Other income	136	153	216	153

Income before income taxes	16,949	15,367	68,864	48,090
Income taxes	(294)	(1,793)	(4,535)	(3,767)

Net income	$16,655	$13,574	$64,329	$44,323

Earnings per share
Basic	$0.49	$0.44	$1.90	$1.44
Diluted	$0.48	$0.43	$1.87	$1.41
Weighted average number of ordinary shares outstanding (thousands of shares)
Basic	34,189	30,950	33,922	30,854
Diluted	34,595	31,457	34,407	31,369

Fabrinet

Reconciliation of GAAP measures to non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended				Twelve Months Ended
	June 24,	June 24,	June 25,	June 25,	June 24,	June 24,	June 25,	June 25,
	2011	2011	2010	2010	2011	2011	2010	2010
	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	16,655	0.48	13,574	0.43	64,329	1.87	44,323	1.41
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:

Related to cost of revenues:
Share-based compensation expenses	229	0.01	74	0.00	1,147	0.03	301	0.01

Total related to gross profit	229	0.01	74	0.00	1,147	0.03	301	0.01

Related to selling, general and administrative expenses:

Share-based compensation expenses	573	0.02	87	0.00	2,313	0.07	354	0.01
Executive separation cost	—	—	—	—	438	0.01	—	—
Follow-on offering expenses	—	—	—	—	617	0.02	—	—

Total related to selling, general and administrative expenses	573	0.02	87	0.00	3,368	0.10	354	0.01

Total related to net income & EPS	802	0.02	161	0.01	4,515	0.13	655	0.02

Non-GAAP measures	17,457	0.50	13,735	0.44	68,844	1.99	44,978	1.43

Shares used in computing diluted net income per share
GAAP diluted shares		34,595		31,457		34,407		31,369
Non-GAAP diluted shares		34,743		31,515		34,556		31,433